Exhibit 99.1
ORIGEN FINANCIAL ANNOUNCES SALE OF UNSECURITIZED LOANS; GOING
CONCERN RAISED ON FINANCIAL AUDIT
SOUTHFIELD, MI — March 17, 2008 — Origen Financial, Inc. (Nasdaq: ORGN), a real estate investment trust that is in the business of originating and servicing manufactured housing loans, today announced that as previously contemplated in its press release dated March 13, 2008 and discussed on its earnings call on March 14, 2008, it has completed the sale of its unsecuritized loans and used the proceeds to pay off its warehouse facility. Origen sold loans with an aggregate carrying amount of approximately $176 million for net proceeds of approximately $155 million. In addition to paying off its warehouse facility and settling the related hedge, Origen reduced the balance of its supplemental advance residual facility by $4 million, leaving approximately $46 million outstanding under this facility, and retained approximately $1 million of the sale proceeds for additional working capital. As Origen’s warehouse facility is now paid off, excluding bonds issued against its securitization portfolio, Origen’s remaining indebtedness consists of $46 million under the supplemental advance facility and $15 million under related party notes secured by Origen’s rights to receive servicing fees on its loan servicing portfolio.
Origen also reported that its audited financial statements for the fiscal year ended December 31, 2007, which statements were included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 17, 2008, contained an unqualified opinion from its independent registered public accounting firm, Grant Thornton LLP, which included an explanatory paragraph raising doubt about Origen’s ability to continue as a going concern. This announcement is made in compliance with Nasdaq Marketplace Rule 4350(b)(1)(B), which requires disclosure of receipt of an audit opinion that expresses doubt about the ability of the company to continue as a going concern for a reasonable period of time. Origen’s continued operations depend on its ability to meet its existing debt obligations. Based on the intrinsic value of Origen’s assets and discussions it has had with third parties about possible strategic alternatives, Origen believes it will be able to raise the additional funds it needs on a timely basis. However, there is no assurance that such funds will be available or will be available on reasonable terms.
Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and Origen intends that such forward-looking statements will be subject to the safe harbors created thereby. The words “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate” and similar expressions identify these forward-looking statements. These forward-looking statements reflect Origen’s current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this press release. These risks and uncertainties may cause Origen’s actual results to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the foregoing assumptions and those risks referenced under the headings entitled “Factors That May Affect Future Results” or “Risk Factors” contained in Origen’s filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release speak only as of the date hereof and Origen expressly disclaims any obligation to provide public updates, revisions or amendments to any forward-looking statements made herein to reflect changes in Origen’s expectations or future events.
About Origen Financial, Inc.
Origen is an internally managed and internally advised company that has elected to be taxed as a real estate investment trust. Origen is based in Southfield, Michigan, with significant operations in Ft. Worth, Texas.
For more information about Origen, please visit http://www.origenfinancial.com.